SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 15, 2010

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Vanderbilt Avenue, Suite 403
New York, New York  10017
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of New York Mortgage Trust, Inc. (the “Company”) approved discretionary cash incentive bonuses for 2009 for each of Steven R. Mumma, the Company’s Chief Executive Officer, President and Chief Financial Officer, and Nathan R. Reese, the Company’s Vice President and Secretary.  The Compensation Committee did not adopt a formal performance bonus plan for the 2009 fiscal year.  The discretionary bonuses approved by the Compensation Committee were granted in recognition of these officers’ contributions to the Company’s financial and operating performance during 2009 and as recognition of their leadership and dedication to the Company during challenging economic and operating conditions in 2008.  Fiscal year 2009 marked the Company’s most profitable year since it became a public company in 2004.  Pursuant to the discretionary 2009 cash incentive bonuses approved by the Compensation Committee, Mr. Mumma received $600,000 and Mr. Reese received $175,000 in cash incentive bonus for 2009.  Mr. Mumma’s 2009 employment agreement provided for a total 2009 cash incentive bonus in the range of $300,000 to $600,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC. (Registrant)

Date: March 19, 2010	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer, President and Chief Financial Officer